Exhibit 99.1

Contact: Tracy McLauchlin, CFO
IES Holdings, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2017 First Quarter Results

HOUSTON — February 8, 2017 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2016.

First Quarter 2017 Highlights

•	Income from operations of $7.0 million for the first quarter of fiscal 2017, an increase of 37% compared with the first quarter of fiscal 2016

•	Net income attributable to IES for the first quarter of fiscal 2017 of $3.9 million, or $0.18 per diluted share, a decrease of $1.9 million, or $0.09 per diluted share, compared with the first quarter of fiscal 2016

•	Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) for the first quarter of fiscal 2017 of $6.0 million, an increase of $1.5 million compared with the first quarter of fiscal 2016

•	Revenue of $192.2 million for the first quarter of fiscal 2017, an increase of 27% compared with the first quarter of fiscal 2016

•	Backlog of approximately $328 million as of December 31, 2016, as compared to approximately $341 million as of September 30, 2016 and approximately $289 million as of December 31, 2015

Management Commentary

Robert Lewey, President, stated, “We are pleased with our first quarter results and how the entire organization continues to execute against our growth strategy. Our legacy business units continue to show strong organic growth, which, combined with the accretive acquisitions completed to date, resulted in a 37% improvement in operating income compared to the first quarter of the prior year. Looking ahead, we remain optimistic in our ability to execute our stated growth strategy of improving margins, completing accretive acquisitions, maintaining a strong balance sheet and utilizing our NOLs.”

Tracy McLauchlin, Chief Financial Officer, added, “Over the past twelve months we have seen an expansion in our backlog that is now materializing into revenue, which contributed to our 27% increase in revenue for the first quarter of fiscal 2017 compared to the first quarter of the prior year and overall improvement in operating margins.”

“Our release of a valuation allowance on deferred tax assets during the quarter ended September 30, 2016, increased our GAAP income tax expense and effective tax rate for the quarter ended December 31, 2016,” Ms. McLauchlin continued. “However, with $404 million of NOLs as of September 30, 2016, we still maintain material net deferred tax assets that can reduce our future net cash tax exposure. Consistent with our fiscal year end 2016 press release, we have included expanded disclosures in this press release to highlight the significant difference between our expected tax provision and our expected cash taxes payable.”

Net Operating Loss Carryforwards

The Company estimates that it has available NOLs for U.S. federal income tax purposes of approximately $404 million at September 30, 2016, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and, thereby reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. The Company did not repurchase any of its common stock during the three months ended December 31, 2016.

Non-GAAP Financial Measures and Other Adjustments

This press release includes adjusted net income attributable to IES and, in the non-GAAP reconciliation table included herein, adjusted net income before taxes, both of which are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by distinguishing certain noncash events such as our valuation allowances release and certain acquisition and disposition related items, and that these measures, when reconciled to net income attributable to IES, which is the most directly comparable GAAP measure, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2016 and quarterly report on Form 10-Q for the period ended December 31, 2016, to be filed with the Securities and Exchange Commission (“SEC”) by February 8, 2017, and any amendments thereto.

About IES Holdings, Inc.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 4,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the potential recognition of valuation allowances on net deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2016 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
Revenues	$192.2	$150.8
Cost of services	157.0	123.1

Gross profit	35.2	27.6
Selling, general and administrative expenses	28.2	22.5

Income from operations	7.0	5.1
Interest expense, net	0.4	0.3

Income from continuing operations before income taxes	6.6	4.9
Provision (benefit) for income taxes	2.6	(0.9)

Net income	3.9	5.8
Net income attributable to noncontrolling interest	(0.1)	—

Net income attributable to IES Holdings, Inc.	$3.9	$5.8

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.18	$0.27
Diluted	$0.18	$0.27
Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,286	21,270
Diluted (in thousands)	21,558	21,347

IES HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME

ATTRIBUTABLE TO IES HOLDINGS, INC. (DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
Net income attributable to IES Holdings, Inc.	$3.9	$5.8
Provision (benefit) for income taxes	2.6	(0.9)

Adjusted net income before taxes	6.5	4.9
Current tax expense (1)	(0.5)	(0.4)

Adjusted net income attributable to IES Holdings, Inc.	$6.0	$4.5

(1)	Represents the tax expense for the current period which will be paid in cash, and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31, 2016	September 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25.7	$33.0
Restricted cash	0.1	0.3
Accounts receivable:
Trade, net of allowance	121.2	124.4
Retainage	21.8	20.1
Inventories	14.2	13.2
Costs and estimated earnings in excess of billings	19.2	15.6
Prepaid expenses and other current assets	7.3	3.2

Total current assets	209.5	209.7

Property and equipment, net	16.7	15.7
Goodwill	39.9	39.9
Intangible assets	30.5	31.7
Deferred tax assets	91.8	93.5
Other non-current assets	3.7	3.7

Total assets	$392.0	$394.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$100.8	$108.8
Billings in excess of costs and estimated earnings	25.0	24.2

Total current liabilities	125.8	133.1

Long-term debt, net of current maturities	29.3	29.3
Other non-current liabilities	6.8	6.8

Total liabilities	161.9	169.1

Noncontrolling interest	1.8	1.8

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(4.7)	(4.8)
Additional paid-in capital	195.8	195.2
Retained earnings	36.9	32.7

Total stockholders’ equity	228.2	223.4

Total liabilities and stockholders’ equity	$392.0	$394.3

IES HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3.9	$5.8
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	—	0.1
Amortization of deferred financing cost	0.1	0.1
Depreciation and amortization	2.1	0.8
Deferred income taxes	2.1	—
Non-cash compensation expense	0.5	0.2
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	3.2	7.8
Inventories	(1.0)	2.1
Costs and estimated earnings in excess of billings	(3.6)	4.2
Prepaid expenses and other current assets	(6.0)	(2.7)
Other non-current assets	0.3	(0.1)
Accounts payable and accrued expenses	(8.0)	(11.2)
Billings in excess of costs and estimated earnings	0.8	(1.1)
Other non-current liabilities	—	(1.3)

Net cash (used in) provided by operating activities	(5.6)	4.9

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(1.8)	(0.4)
Cash paid for acquisitions, net of cash acquired	—	(7.5)

Net cash used in investing activities	(1.8)	(7.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Options exercised	0.1	—
Purchase of treasury stock	—	(0.1)
Change in restricted cash	0.2	—

Net cash provided by (used in) financing activities	0.2	(0.1)

NET (DECREASE) IN CASH EQUIVALENTS	(7.2)	(3.0)
CASH AND CASH EQUIVALENTS, beginning of period	33.0	49.4

CASH AND CASH EQUIVALENTS, end of period	$25.7	$46.3

IES HOLDINGS, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended
	December 31,
	2016	2015
Revenue
Commercial & Industrial	$54.0	$45.3
Communications	53.3	40.8
Infrastructure Solutions	18.5	12.6
Residential	66.4	52.1

Total Revenue	$192.2	$150.8

Operating Income
Commercial & Industrial	$1.8	$1.2
Communications	2.3	3.4
Infrastructure Solutions	1.3	0.2
Residential	5.2	3.0
Corporate	(3.5)	(2.7)

Total Operating Income	$7.0	$5.1